      As filed with the Securities and Exchange Commission on June 15, 1999

                                                      Registration No. 333-
 =============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          GENESIS HEALTH VENTURES, INC.
             (Exact name of Registrant as specified in its charter)

Pennsylvania                                     101 East State Street                                      06-1132947
(State or other jurisdiction of            Kennett Square, Pennsylvania 19348                         (I.R.S. Employer
incorporation or organization)    (Address of Principal Executive Offices) (Zip Code)           Identification Number)

                          GENESIS HEALTH VENTURES, INC.
                 AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

                          GENESIS HEALTH VENTURES, INC.
                  1998 NONQUALIFIED EMPLOYEE STOCK OPTION PLAN

                  GENESIS HEALTH VENTURES, INC. RETIREMENT PLAN

                                Michael R. Walker
                      Chairman and Chief Executive Officer
                          Genesis Health Ventures, Inc.
                              101 East State Street
                       Kennett Square, Pennsylvania 19348
                                 (610) 444-6350
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                          Copies of Communications to:
                           Richard J. McMahon, Esquire
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5554

                                          CALCULATION OF REGISTRATION FEE
========================================================================================================================

                                                           Proposed maximum     Proposed maximum
        Title of securities             Amount to be      offering price per        aggregate             Amount of
          to be registered           registered (2)(3)          share            offering price      registration fee(5)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.02             3,000,000           $4.6875(4)          $14,062,500(4)          $3,909.38
per share (1)                             shares
========================================================================================================================

(1) Includes associated preferred share purchase rights issued under the Rights Agreement between Genesis Health Ventures, Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent dated as of April 20, 1995, which are currently transferable with and only with the shares of Common Stock registered hereby.

(2) This registration statement covers shares of Common Stock of Genesis Health Ventures, Inc. which may be offered or sold pursuant to the Amended and Restated Employee Stock Option Plan, the 1998 NonQualified Employee Stock Option Plan and the Retirement Plan.

(3) This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(4) Pursuant to Rule 457(h), based upon the average of the high and low sale prices of Genesis Health Ventures, Inc. Common Stock, par value $.02 per share, reported on the New York Stock Exchange on June 14, 1999.

(5) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000278.

PART I.       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.
-------------------------

              The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.
--------------------------------------------------------------------

              The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

PART II.      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
--------------------------------------------------------

              The following documents filed with the Commission are incorporated herein by reference:

              (i) The Company's Annual Report on Form 10-K as amended for the fiscal year ended September 30, 1998;

              (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report on Form 10-K as amended referred to in (i) above;

              (iii) The description of the Company's Common Stock is incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 1-11666) filed on April 16, 1992 under the Securities Exchange Act of 1934, as amended; and

              (iv) The description of the Company's Series A Junior Participating Preferred Share Purchase Rights is incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 1-11666) filed on May 11, 1995 under the Securities Exchange Act of 1934, as amended.

              All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
----------------------------------

              Not Applicable.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

              Certain legal matters with respect to the legality of the Common Stock offered hereby will be passed upon for the Company by Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania. Stephen Luongo, a partner in Blank Rome Comisky & McCauley LLP, is the beneficial owner of 56,518 shares of Common Stock, including shares relating to 34,900 options received under the Genesis Health Ventures, Inc. 1992 Stock Option Plan for Non-Employee Directors (the "Director Plan"), and will receive future option grants under the Director Plan.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

              Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

              Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

              Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

              Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

              Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

              Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

              Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

              Section 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

              Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

              The Company's Bylaws provide in general that the Company shall indemnify its officers and directors to the fullest extent authorized by law.

Item 7. Exemption from Registration Claimed.
--------------------------------------------

              Not Applicable.

Item 8. Exhibits.
-----------------

              The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

     Exhibit No.                                    Description
     -----------                                    -----------
         5.1                                       Opinion of Counsel regarding legality
        23.1                                       Consent of KPMG LLP
        23.2                                       Consent of Counsel (included as part of Exhibit 5.1)
        24.1                                       Power of Attorney (included on page 6)
        99.1                                       Amended and Restated Employee Stock Option Plan
        99.2                                       Retirement Plan
        99.3 (1)                                   1998 Non-Qualified Employee Stock Option Plan
----------------------

              (1) Incorporated by reference to the Company's Form 10-K for the fiscal year ended September 30, 1998.

Item 9. Undertakings.
---------------------

              (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania, on the date indicated.

Date: June 15, 1999                         GENESIS HEALTH VENTURES, INC.


                                            By:  /s/ Michael R. Walker
                                                ------------------------------
                                                 Michael R. Walker
                                                 Chairman, Chief Executive
                                                 Officer and Director

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Walker and Richard R. Howard and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution of resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Name                                   Capacity                              Date
         ----                                   --------                              ----
/s/ Michael R. Walker                Chairman, Director and Chief Executive       June 15, 1999
--------------------------           Officer
Michael R. Walker

/s/ Richard R. Howard
--------------------------           President and Director                       June 15, 1999
Richard R. Howard

/s/ George V. Hager, Jr.             Senior Vice President and Chief              June 15, 1999
--------------------------           Financial Officer
George V. Hager, Jr.

/s/ James V. McKeon
--------------------------           Vice President and Corporate Controller      June 15, 1999
James V. McKeon

/s/ Jack R. Anderson
--------------------------           Director                                     June 15, 1999
Jack R. Anderson

--------------------------           Director                                     June   , 1999
Roger C. Lipitz




--------------------------           Director                                     June   , 1999
Alan B. Miller

/s/ Samuel H. Howard
--------------------------           Director                                     June 15, 1999
Samuel H. Howard

/s/ Stephen E. Luongo
--------------------------           Director                                     June 15, 1999
Stephen E. Luongo